Exhibit 10(c)

			CONSULTING AGREEMENT


     CONSULTING AGREEMENT (the "Agreement"), dated as of the 27th day of April, 1999, between WARNER-LAMBERT COMPANY, a Delaware corporation with offices at 201 Tabor Road, Morris Plains, New Jersey (the "Company") and Melvin R. Goodes, an individual residing at Mendham, New Jersey (the "Consultant").

			    WITNESSETH:

     WHEREAS, the Consultant possesses certain expertise in the businesses in which the Company is engaged; and

     WHEREAS, the Company desires to have the Consultant provide consulting services to it in connection with the above-mentioned area of the Consultant's expertise (the "Consulting Services") on the terms and conditions hereinafter set forth; and

     WHEREAS, the Consultant is willing to perform the Consulting Services for the Company on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in view of the foregoing premises, which are incorporated as a part of this Agreement, and in consideration of the mutual covenants herein contained, the Company and the Consultant agree as follows:

     1.  DEFINITIONS.

	 The following terms (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement shall have the following respective meanings:

     The term "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

     The term "Employment Agreement" shall mean the agreement, dated July 30, 1991, between the Company and the Consultant.

     The term "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

     2. DUTIES AND OTHER ACTIVITIES. The Company hereby engages the Consultant and the Consultant hereby accepts the Company's engagement, to provide the Consulting Services to the Company, all on the terms and conditions set forth below. The Consultant shall use his best efforts and such working time and energy as may be reasonably required for the satisfactory performance of the Consulting Services in accordance with the reasonable requests of the Company. The Company agrees that, subject to the restrictions contained in Paragraph 17, the Consultant may engage in other business activities provided same do not materially affect the Consultant's ability to perform the Consulting Services, or constitute, in the reasonable judgment of the Board of Directors of the Company (the "Board of Directors") a conflict of interest.

     3. TERM. The term of the Consultant's consultancy with the Company shall commence as of May 1, 1999, which the parties agree shall be the Consultant's retirement date from employment with the Company, and shall continue until April 30, 2004 (the "Consultancy Term"). The Company shall have the right to terminate this Agreement, at any time, and in the event of such termination will be under no obligation to make any payments hereunder to the Consultant or provide any further benefits hereunder for the Consultant, in the event there is, in the reasonable opinion of the Board of Directors, misconduct by the Consultant or the Consultant, in the reasonable opinion of the Board of Directors, takes any action which places the Consultant in a conflict of interest situation vis-a-vis the Company or any Affiliate of the Company. In the event of any termination of this Agreement, the Consultant shall be given thirty (30) days' written notice of such termination, but during the period following the notice to the Consultant and the effective date of the termination of the Consultant, the Company need only fulfill its fee obligations to the Consultant and need not allow the Consultant to continue to perform the Consulting Services.

     4. FEE AND EXPENSES. The Company shall pay the Consultant, and the Consultant shall accept as full consideration for the services to be rendered hereunder, a fee consisting of One Hundred Fifty Thousand Dollars ($150,000) per year (the "Fee"), which Fee shall be reduced by any amounts required to be withheld under applicable law. Payment of the Fee shall be made yearly. The Company and the Consultant agree that with respect to any portion of a year that this Agreement is in effect, payment of the Fee shall be made on a pro rata basis. The Company shall reimburse the Consultant for all reasonable travel, entertainment and transportation expenses incurred in connection with his providing the Consulting Services.

     5. ILLNESS, INCAPACITY OR DEATH. In the event of the death or disability of the Consultant or the Consultant's illness or incapacity resulting in the disability of the Consultant while this Agreement is in effect, this Agreement shall terminate and all amounts accrued for the benefit of the Consultant to that date shall be paid to the Consultant or the estate of the Consultant, as the case may be. Such payment shall fully discharge all obligations of the Company to the Consultant (or his estate) under this Agreement. For purposes of this Agreement, "disability" shall mean the inability of the Consultant to perform the Consulting Services for One Hundred Twenty (120) consecutive days, such inability to be documented to the reasonable satisfaction of the Board of Directors by appropriate correspondence from duly licensed and registered physicians.

     6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law (other than the provisions relating to conflict of law) of the State of New Jersey.

     7. ENTIRE AGREEMENT. This Agreement and the Employment Agreement contain the entire agreement between the Company and the Consultant with respect to the matters discussed herein and supersede all previous written or oral negotiations, commitments and understandings. No representations and warranties or covenants are made by either the Company or the Consultant other than those expressly contained in this Agreement.

     8. WAIVERS. Any waiver of any term or provision of this Agreement must be explicitly in writing and executed by the waiving party. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not, in any way, affect, limit or waive the right of either party hereto at any time to enforce strict compliance thereafter with every other term or condition of this Agreement.

     9. SEVERABILITY. The covenants of the Consultant contained in this Agreement shall each be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Consultant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any such covenant. The Company and the Consultant hereby expressly agree that it is not the intention of either party hereto to violate any public policy, or any statutory or common law, and that if any sentence, paragraph, clause or combination of the same of any provision of this Agreement is in violation of the law of any state where applicable, such sentence, paragraph, clause or combination of the same (subject to the last sentence of this Paragraph 9) shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding on the parties hereto. It is the intention of both parties hereto to make the provisions of this Agreement binding only to the extent that it may be lawfully done under existing applicable law. In the event that any part of any provision of this Agreement is determined by a court of law to be overly broad thereby making the provision unenforceable, the parties hereto agree, and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of such provision, and that as so modified the provision shall be as fully enforceable as if set forth herein by the parties hereto in the modified form.

     10. NOTICES. Any notice, request, instruction or other document to be given hereunder by the one party hereto to the other party hereto shall be in writing and delivered personally or by certified mail, postage prepaid, to the address of the Company set forth above and to the Consultant at his address on file with the Company for benefits purposes, respectively, or such other address as the one party hereto shall specify to the other party hereto in writing.

     11. ASSIGNABILITY AND AMENDMENT. This Agreement shall not be assignable by either of the parties hereto, except that the Company may assign this Agreement to any Affiliate of the Company. This Agreement shall be binding upon, and shall (subject to the provisions of the immediately preceding sentence) inure to the benefit of the parties hereto, their successors, legal representatives and assigns. This Agreement cannot be altered or otherwise modified or amended except pursuant to an instrument in writing signed by the Company and the Consultant.

     12. COUNTERPARTS AND HEADINGS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings in this Agreement are inserted for convenience or reference only and shall not be deemed to affect the meaning or interpretation of this Agreement.

     13.  RELATIONSHIP OF PARTIES.  The relationship of the
Consultant to the Company is that of an independent contractor and nothing contained herein shall be construed as creating an employer/employee relationship or any other similar relationship.

     14.  SECURITY AND OTHER MATTERS.  In recognition of the
Consultant's status, as a former Chairman of the Company, the Company will maintain the existing security system at the Consultant's residence.

     The Consultant shall be provided by the Company with 50 hours of annual use of a Company-leased Citation X aircraft (with the understanding that the Consultant may be accompanied by family members and guests during such use of Company-leased aircraft). It is expressly understood that the Consultant's activities at Queen's University, Kingston, Ontario, are considered to be Warner-Lambert business, and the Consultant shall have use of Company owned aircraft for such activities (subject to reasonable availability), at no cost to the Consultant.

     15.  REPRESENTATION AND WARRANTY OF CONSULTANT.  The
Consultant represents and warrants that the Consultant has read this Agreement and understands the terms and provisions hereof
(including, with limitation, the restrictions which such provisions place upon the Consultant).

     16. EFFECT ON EMPLOYMENT AGREEMENT. Neither the execution, delivery, nor performance of this Agreement shall operate to modify or terminate any term or provision of the Employment Agreement.

     17. RESTRICTIVE COVENANT. During the Consultancy Term and a period of two (2) years following the termination of the Consultancy Term, the Consultant shall not, without the prior written consent of the Company, own more than five percent (5%) of, accept employment with, or lend his name or assistance to, any venture, enterprise, company, business, or endeavor which is directly or indirectly in competition with the Company or an Affiliate of the Company in fields in which the Company and its Affiliates have annual sales of more than Ten Million Dollars ($10,000,000). Further, except in connection with the proper providing of the Consulting Services, the Consultant will not, at any time, either during the Consultancy Term or thereafter, directly or indirectly, use any confidential information of the Company or any Affiliate of the Company for the benefit of the Consultant or any other Person or, directly or indirectly, disclose any such confidential information of the Company to any other Person.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date first above written.


				   WARNER-LAMBERT COMPANY



				   By: Lodewijk J. R. de Vink
				      --------------------------



				      Melvin R. Goodes
				      -------------------------